UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         January 23, 2019

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.	Results of Operations and Financial Condition.

The following information is being furnished under Item 2.02 - Results of Operations and Financial Condition.

On January 23, 2019, Las Vegas Sands Corp. (the “Company”) issued a press release announcing its results of operations for the fourth quarter ended December 31, 2018. The press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this item.

Within the Company’s fourth quarter ended December 31, 2018 press release, the Company makes reference to certain non-GAAP financial measures that supplement the Company’s consolidated financial information prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) including “adjusted net income,” “adjusted earnings per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income,” and “hold-normalized adjusted earnings per diluted share.” The Company believes these measures represent important internal measures of financial performance. The specific reasons why the Company’s management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition, results of operations and cash flows are set forth in the press release.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release, dated January 23, 2019

INDEX TO EXHIBITS

99.1	Press Release, dated January 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 23, 2019

LAS VEGAS SANDS CORP.
By:	/s/ Patrick Dumont
Name: Patrick Dumont Title: Executive Vice President and Chief Financial Officer